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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                      Three Months Ended
                                                           April 30,
                                                  ----------------------------
                                                     1998              1997
                                                  -----------      -----------

Net (loss)                                        $(3,136,085)     $(2,845,707)
                                                  ===========      ===========
Weighted average number of shares outstanding       8,806,000        8,886,388
                                                  ===========      ===========
Basic net (loss) per share of common stock        $      (.36)     $      (.32)
                                                  ===========      ===========
Diluted net (loss) per share of common stock      $      (.36)     $      (.32)
                                                  ===========      ===========







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